Item 77C – Matters Submitted to a Vote of Security Holders

Shareholder Meeting Results

(UNAUDITED)

Columbia Variable Portfolio – International Opportunities Fund

Special Meeting of Shareholders Held on April 15, 2016

At a Joint Special Meeting of Shareholders held on April 15, 2016 (the “Meeting”), shareholders of the Fund approved an Agreement and Plan of Reorganization pursuant to which the Fund will transfer its assets to Columbia Variable Portfolio – Select International Equity Fund (the “Acquiring Fund”) in exchange for shares of the Acquiring Fund and the assumption by the Acquiring Fund of the Fund’s liabilities. The votes cast for or against as well as the number of abstentions and broker non-votes as to the proposal are set forth below. A vote is based on the total number of Fund shares outstanding as of the record date for the Meeting.

Votes For	Votes Against	Abstentions	Broker Non-Votes
6,847,121	264,745	610,652	0

Columbia Variable Portfolio – Large Cap Growth Fund II

Special Meeting of Shareholders Held on April 15, 2016

At a Joint Special Meeting of Shareholders held on April 15, 2016 (the “Meeting”), shareholders of the Fund approved an Agreement and Plan of Reorganization pursuant to which the Fund will transfer its assets to Columbia Variable Portfolio – Large Cap Growth Fund (the “Acquiring Fund”) in exchange for shares of the Acquiring Fund and the assumption by the Acquiring Fund of the Fund’s liabilities. The votes cast for or against as well as the number of abstentions and broker non-votes as to the proposal are set forth below. A vote is based on the total number of Fund shares outstanding as of the record date for the Meeting.

Votes For	Votes Against	Abstentions	Broker Non-Votes
5,432,109	250,042	484,009	0

Columbia Variable Portfolio – Large Cap Growth Fund III

Special Meeting of Shareholders Held on April 15, 2016

At a Joint Special Meeting of Shareholders held on April 15, 2016 (the “Meeting”), shareholders of the Fund approved an Agreement and Plan of Reorganization pursuant to which the Fund will transfer its assets to Columbia Variable Portfolio – Large Cap Growth Fund (the “Acquiring Fund”) in exchange for shares of the Acquiring Fund and the assumption by the Acquiring Fund of the Fund’s liabilities. The votes cast for or against as well as the number of abstentions and broker non-votes as to the proposal are set forth below. A vote is based on the total number of Fund shares outstanding as of the record date for the Meeting.

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,155,837	23,492	286,249	0

Variable Portfolio – Loomis Sayles Growth Fund II

Special Meeting of Shareholders Held on April 15, 2016

At a Joint Special Meeting of Shareholders held on April 15, 2016 (the “Meeting”), shareholders of the Fund approved an Agreement and Plan of Reorganization pursuant to which the Fund will transfer its assets to Variable Portfolio – Loomis Sayles Growth Fund (the “Acquiring Fund”) in exchange for shares of the Acquiring Fund and the assumption by the Acquiring Fund of the Fund’s liabilities. The votes cast for or against as well as the number of abstentions and broker non-votes as to the proposal are set forth below. A vote is based on the total number of Fund shares outstanding as of the record date for the Meeting.

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,922,521	242,801	964,932	0